FREEDMAN & GOLDBERG

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

ERIC W. FREEDMAN MICHAEL GOLDBERG JULIE A. CHEEK WILLIAM A. MARSHALL AMY S. JACKNOW JUDITH A. COOPER	31150 NORTHWESTERN HIGHWAY, SUITE 200 FARMINGTON HILLS, MICHIGAN 48334 (248) 626-2400 FAX: (248) 626-4298

Securities and Exchange Commission

Washington, D.C. 20549

Dear Sirs:

We have read i2 Telecom’s statements included under Item 4.02 of its Form 8-K filed August 22, 2007, and we agree with such statements.

Sincerely,

/s/Freedman & Goldberg CPA’s, P.C.

Farmington Hills, MI

August 22, 2007